UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2016

SUNOPTA INC.

(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentia Drive, Suite 401

Mississauga, Ontario L5N 2X7, Canada

(Address of Principal Executive Offices)

(905) 821-9669

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

In connection with the issuance by SunOpta Foods Inc. of senior secured second lien notes for all the outstanding term loans (the “Senior Term Loans”) made under the Second Lien Loan Agreement, dated as of October 9, 2015 (as amended by the First Amendment to Second Lien Loan Agreement, dated October 7, 2016, the “Second Lien Loan Agreement”), among SunOpta Foods Inc., as borrower, SunOpta Inc. and certain subsidiaries of SunOpta Inc., as guarantors, Bank of Montreal, as administrative agent and collateral agent, and the lenders party thereto, the registrant is providing lenders who hold outstanding Senior Term Loans with certain information in Exhibit 99.1 hereto, which information is incorporated herein by reference. The Exchange is being made pursuant to the terms of the Second Lien Loan Agreement, and the aggregate principal amount of senior secured notes being issued is equal to the outstanding aggregate principal amount of Senior Term Loans.

This report does not constitute an offer or sale of any securities. Any securities issued may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information furnished pursuant to Item 7.01 in this Form 8-K (including information described above) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the registrant’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the registrant expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Certain statements included in this report may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this report. These forward-looking statements include, but are not limited to, our ability to consummate the proposed financing transaction as planned or at all. Terms and phrases such as “anticipate,” “estimate,” “intend,” “project,” “potential,” “continue,” “believe,” “expect,” “could,” “would,” “should,” “might,” “plan,” “will,” “may,” “predict,” the negatives of such terms, and words and phrases of similar impact are intended to identify these forward-looking statements. Forward-looking statements are based on information available to us on the date of this report and are based on estimates and assumptions made by the Company (as defined herein) in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties that include, but are not limited to: general economic conditions; continued consumer interest in health and wellness; ability to maintain product pricing levels; current customer demand; planned facility and operational expansions; competitive intensity, cost rationalization, product development initiatives, and alternative potential uses for our capital resources risks associated with acquisitions generally; failure to retain key management and employees of Sunrise Growers Inc. (“Sunrise Growers”); issues or delays in the successful integration of the operations, systems and personnel of Sunrise Growers with ours including incurring or experiencing unanticipated costs and/or delays or difficulties, future levels of revenues being lower than expected, costs being higher than expected, inability to realize synergies to the extent anticipated and conditions affecting the frozen fruit industry generally; failure or inability to implement growth strategies in a timely manner; changes in the level of capital investment; local and global political and economic conditions; consumer spending patterns and changes in market trends; decreases in customer demand; delayed or unsuccessful product development efforts; potential product recalls; working capital management and continuous improvement initiatives; availability and pricing of raw materials and supplies; potential covenant breaches under our credit facilities, as well as other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently, all forward-looking statements made herein are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the exhibit index hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer

Date	October 20, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Excerpt from materials to be provided to lenders on October 20, 2016